UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          November 8, 2017

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400
Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2017, Hilltop Holdings Inc. and Todd L. Salmans entered into the First Amendment to Employment Agreement, or the Amendment.  The Amendment extends the term of the Employment Agreement between Hilltop Holdings Inc. and Mr. Salmans from December 4, 2017 until December 31, 2019.  The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.
Not applicable.
(b) Pro forma financial information.
Not applicable.
(c) Shell company transactions.
Not applicable.
(d) Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

10.1	First Amendment to Employment Agreement by and between Hilltop Holdings Inc. and Todd L. Salmans, dated as of November 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	November 13, 2017	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	Executive Vice President, General Counsel & Secretary